UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 5, 2014 (February 5, 2014)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
Asbury Automotive Group, Inc. (“Asbury” or the “Company”), has announced that, effective June 30, 2014 (the “Separation Date”), Joseph G. Parham, Jr., the Company’s Vice President and Chief Human Resources Officer, will resign from all positions with the Company.
In exchange for Mr. Parham’s agreement to remain in the employ of the Company through the Separation Date and in lieu of any payments that may otherwise have been or become due to him under that certain severance pay agreement between Mr. Parham and the Company, dated May 3, 2010, as amended, Mr. Parham will continue to be entitled to his base salary in effect on the date hereof for a period of 12 months following the Separation Date. Mr. Parham will also be entitled to a cash payment (prorated through the Separation Date) based on the annual bonus paid to the Company’s executive officers under the Company’s annual cash incentive plan for 2014 and to continued health and dental insurance for 12 months following the Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: February 5, 2014	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Vice President, General Counsel and Secretary